PLAN AND AGREEMENT OF MERGER


        This Plan and Agreement of Merger, dated as of March 10, 1995, is executed and entered into pursuant to the New York Business Corporation Law and the Virginia Stock Corporation Act, by and between Infodata Systems Inc., a New York Corporation ("Infodata"), and Virginia Infodata Systems, Inc., a Virginia Corporation and a wholly-owned subsidiary of Infodata ("Infodata Virginia"), such corporations being hereinafter sometimes collectively referred as the "Constituent Corporations."

                                   WITNESSETH

        WHEREAS, Infodata Virginia is a corporation duly organized and existing under the laws of the State of Virginia, having been incorporated on March 9, 1995, and having an authorized capital stock of (i) 3,333,333 shares of common stock, par value $.03 per share, of which 1,000 shares are issued and outstanding and which 1,000 shares are owned by Infodata, and (ii) 500,000 shares of preferred stock, par value $1.00 per share, none of which are issued; and

        WHEREAS, Infodata is a corporation duly organized and existing under the laws of the State of New York, having been originally incorporated on May 13, 1968, and having a current authorized capital stock of 3,333,333 shares of common stock, par value $.03 per share, of which 604,874 shares are issued and outstanding, and 500,000 shares of preferred stock, par value $1.00 per share, of which 133,500 shares are issued and outstanding; and

        WHEREAS, the respective Boards of Directors of Infodata and Infodata Virginia deem it advisable and in the best interests of said corporations that Infodata be merged with and into Infodata Virginia as the surviving corporation as authorized by the statutes of the States of New York and Virginia under and pursuant to the terms and conditions hereinafter set forth, and each of such boards has duly approved this form of Plan and Agreement of Merger (the "Plan").

         NOW, THEREFORE, in consideration of the promises and mutual covenants and agreements herein contained, and for the purpose of setting forth the terms and conditions of said merger, the mode of carrying the same into effect, the manner and basis of converting the shares of each Constituent Corporation into shares of the Surviving Corporation (as hereinafter defined) and such other details and provisions as are deemed necessary or desirable, the parties hereto have agreed and do hereby agree, subject to the approval or adoption of the Plan by the requisite vote of the shareholders of each Constituent Corporation and to the conditions hereinafter set forth, as follows:

                                    ARTICLE I
                    MERGER AND NAME OF SURVIVING CORPORATION

        At the Effective Time of the merger (as hereinafter defined), Infodata shall be merged with and into Infodata Virginia, which is hereby designated as the "Surviving Corporation" which shall continue its corporate existence as a Virginia corporation to be governed by the laws of the State of Virginia, the name of which shall be changed to Infodata Systems Inc. and which shall maintain a registered office in the State of Virginia at 12150 Monument Drive (Suite 400) Fairfax, Virginia 22033. The registered agent of the Surviving Corporation at such address shall be Harry Kaplowitz, President of the Surviving Corporation.


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                                   ARTICLE II
                         TERMS AND CONDITIONS OF MERGER

        The terms and conditions of the merger (in addition to those set forth elsewhere in the Plan) are as follows;

(a) Upon and following the Effective Time of the merger:

     (1) The Constituent Corporations shall be merged into a single corporation, which shall be Infodata Virginia, the corporation designated herein as the Surviving Corporation.

     (2) The separate existence of Infodata shall cease.

     (3) The Surviving Corporation shall thereupon and thereafter possess all the rights, privileges, powers, immunities and franchises, of a public as well as of a private nature, and be subject to all the restrictions, disabilities and duties of each Constituent Corporation; and the rights, privileges, powers and franchises of each Constituent Corporation, and all property, real, personal and mixed, and all debts due to either Constituent Corporation on whatever account, including subscriptions for stock, and all other choses in action and all and every other interest, of or belonging to each Constituent Corporation, shall be taken and deemed to be transferred to and vested in the Surviving Corporation without further act or deed; and all property, rights, privileges, powers and franchises, and all and every other interest shall be thereafter as effectually the property of the Surviving Corporation as they were of the respective Constituent Corporations, and the title to any real estate vested by deed or otherwise in either Constituent Corporation shall not revert or be in any way impaired by reason of the merger, but all rights of creditors and all liens upon any property of either Constituent Corporation shall be preserved unimpaired, and all debts, liabilities and duties of the respective Constituent Corporations shall thenceforth attach to the Surviving Corporation and may be enforced against it to the same extent as if said debts, liabilities and duties had been incurred or contracted by it. Specifically, but not by way of limitation, the Surviving Corporation shall be responsible and liable to dissenting shareholders of Infodata and any action or proceeding whether civil, criminal or administrative, pending by or against either Constituent Corporation shall be prosecuted as if the merger had not taken place, or the Surviving Corporation may be substituted in such action or proceeding.

     (4) All corporate acts, plans, policies, contracts, approvals and authorizations of Infodata and its shareholders, Board of Directors, committees elected or appointed by the Board of Directors, officers and agents, which were valid and effective immediately prior to the Effective Time of the merger shall be taken for all purposes as the acts, plans, policies, contracts, approvals and authorizations of the Surviving Corporation and shall be as effective and binding thereon as the same were with respect to Infodata. The employees of Infodata shall become the employees of the Surviving Corporation and continue to be entitled to the same rights and benefits which they enjoyed as employees of Infodata.

     (5) The assets, liabilities, reserves and accounts of each Constituent Corporation shall be recorded on the books of the Surviving Corporation at the amounts at which they, respectively, shall then be carried on the books of such Constituent Corporation subject to such adjustments or eliminations of intercompany items as may be appropriate in giving effect to the merger.

     (6) All obligations of Infodata under any and all employee benefit plans in effect as of the Effective Time of the merger, or with respect to which employee rights or accrued benefits are outstanding as of such time, including the assumption of all outstanding stock options issued under the Incentive Stock Option Plan and the Non-Qualified Stock Option Plan of Infodata, the proposed 1995 Stock Option Plan of Infodata, if adopted, and any warrants issued by Infodata pursuant to its Stock Warrant Purchase Plan, shall be assumed by Infodata Virginia as of the Effective Time of the merger; provided, however, that the common stock of Infodata Virginia shall be substituted for common stock of Infodata thereunder, without any action on the part


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of the holder  thereof.  As of the Effective Time of the merger,  Infodata shall adopt and continue in effect all such employee benefit and warrant purchase plans, upon the same terms and conditions as were in effect immediately prior to the merger and Infodata Virginia shall reserve that number of shares of Infodata Virginia common stock which is equal to the number of shares of common stock of Infodata that is reserved under any and all employee benefit and warrant purchase plans of Infodata as of the Effective Time of the merger.

     (b) The Board of Directors, and the members thereof, the committees of the Board of Directors, and the members thereof, and the officers of Infodata immediately prior to the Effective Time of the merger shall be and constitute the Board of Directors, and the members thereof, the committees of the Board of Directors, and the members thereof, and the officers of the Surviving Corporation, respectively, to serve in accordance with the Bylaws of the Surviving Corporation until their respective successors shall have been duly elected and qualified.

                                   ARTICLE III
                     CAPITALIZATION OF SURVIVING CORPORATION
                    AND MANNER AND BASIS OF CONVERTING SHARES

        The total authorized capital stock of the Surviving Corporation shall be as set forth in the Articles of Incorporation of the Surviving Corporation, that is 3,333,333 shares of common stock, $.03 par value per share (the "Common Stock of Surviving Corporation"), and 500,000 shares of preferred stock, $1.00 par value per share (the "Preferred Stock of Surviving Corporation").

        The  manner  and  basis  of  converting   shares  of  each   Constituent
Corporation into shares of the Surviving Corporation and the mode of carrying the merger into effect are as follows:

        (a) The 1,000 shares of common stock of Infodata Virginia owned and held by Infodata immediately prior to the Effective Time of the merger shall, at the Effective Time of the merger, be deemed to have been cancelled immediately prior thereto and no stock of the Surviving Corporation shall be issued on account thereof.

        (b) At the Effective Time of the merger, each share of common stock of Infodata outstanding at the Effective Time of the merger shall be converted into one fully paid and nonassessable share of Common Stock of the Surviving Corporation, without any action on the part of the holder thereof. After the Effective Time of the merger, each holder of an outstanding certificate which prior thereto represented shares of common stock of Infodata shall be entitled, upon surrender thereof to any transfer agent for the Common Stock of the Surviving Corporation, to receive in exchange therefor a certificate or certificates representing the number of shares of Common Stock of the Surviving Corporation into which the shares of the common stock of Infodata so surrendered shall have been converted as aforesaid of such denominations and registered in such names as such holder may request. Until so surrendered, each such outstanding certificate which, prior to the Effective Time of the merger represented shares of common stock of Infodata shall for all purposes evidence the ownership of the shares of Common Stock of the Surviving Corporation into which such shares shall have been so converted.

     (c) At the Effective Time of the merger, each share of preferred stock of Infodata outstanding at the Effective Time of the merger shall be converted into one fully-paid and nonassessable share of Preferred Stock of the Surviving Corporation, without any action on the part of the holder thereof. After the Effective Time of the merger, each holder of an outstanding certificate which prior thereto represented shares of preferred stock of Infodata shall be entitled upon surrender thereof to any transfer agent for the Preferred Stock of the Surviving Corporation, to receive in exchange therefore a certificate or certificates representing the number of shares of Preferred Stock of the Surviving Corporation into which the shares of preferred stock of Infodata so surrendered shall have been converted as aforesaid, of such denominations and registered in such names as such holder may request. Until so surrendered, each such outstanding certificate which, prior to the Effective Time of the merger, represented shares of preferred stock of Infodata shall for all purposes evidence the ownership of shares of Preferred Stock of the Surviving Corporation into which such shares shall have been so converted.


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        (d) All  shares of Common  Stock and  Preferred  Stock of the  Surviving
Corporation into which shares of common stock and preferred stock of Infodata shall have been converted pursuant to this ARTICLE III shall be issued in full satisfaction of all rights pertaining to such converted shares.

        (e) If any certificate of shares of Common Stock or Preferred Stock of the Surviving Corporation is to be issued in a name other than that in which the certificate surrendered in exchange therefore is registered, it shall be a condition of the issuance thereof that the certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange pay to the Surviving Corporation or any agent designated by it any transfer or other taxes required by reason of the issuance of a certificate for shares of Common Stock or Preferred Stock of the Surviving Corporation in any name other than that of the registered holder of the certificate surrendered, or establish to the satisfaction of the Surviving Corporation or any agent designated by it that such tax has been paid or is not payable.

        (f) Notwithstanding the provisions of this ARTICLE III, any outstanding shares of common stock or preferred stock of Infodata held by shareholders who shall have elected to dissent from the merger and who shall have exercised and perfected appraisal rights with respect to such shares in accordance with
Section 623 of the New York Business Corporation Law ("Dissenting Shareholders") shall not be converted into shares of Common Stock or Preferred Stock of the Surviving Corporation but shall be entitled to receive only such consideration as shall be provided in said Section 623, except that common stock and preferred stock of Infodata outstanding at the Effective Time of the merger and held by a Dissenting Shareholder who shall thereafter withdraw his election to dissent from the merger or lose his right to dissent from the merger as provided in said
Section 623, shall be deemed converted as of the Effective Time of the merger, into such number of shares of Common Stock or Preferred Stock of the Surviving Corporation as such holder otherwise would have been entitled to receive as a result of the merger.

                                   ARTICLE IV
                      ARTICLES OF INCORPORATION AND BYLAWS

        (a) The Articles of Incorporation of Infodata Virginia as existing and constituted immediately prior to the Effective Time of the merger shall, upon the merger's becoming effective, be and constitute the Articles of Incorporation of the Surviving Corporation until amended in the manner provided by law.

        (b) The Bylaws of Infodata Virginia as existing and constituted immediately prior to the Effective Time of the merger shall, upon the merger's becoming effective, be and constitute the Bylaws of the Surviving Corporation until amended in the manner provided by law.

                                    ARTICLE V
                     OTHER PROVISIONS WITH RESPECT TO MERGER

        (a) The Plan shall be submitted to the shareholders of each Constituent Corporation as provided by the applicable laws of the States of New York and Virginia, respectively. As soon as practicable after the approval and adoption thereof by the shareholders of each Constituent Corporation in accordance with the requirements of the laws of the States of New York and Virginia and the obtaining of all necessary regulatory approvals, all required documents shall be executed, filed and recorded and all required acts shall be done in order to accomplish the merger under the provisions of the applicable statutes of the States of New York and Virginia.

        (b) The Plan may be terminated at any time prior to the Effective Time of the merger, whether before or after action thereon by the shareholders of the Constituent Corporations, (i) by mutual consent of the Constituent Corporations, expressed by action of their respective Boards of Directors, (ii) by consent of Infodata, expressed by action of its Board of Directors, if the holders of more than 5% of the outstanding shares of common stock of Infodata

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elect to exercise the right to dissent under  applicable  provisions of New York law in connection with the merger contemplated hereby, or (iii) by action of the Board of Directors of either of the Constituent Corporations if there shall not have been received an opinion of counsel to the effect that (A) the merger of
Infodata  and   Infodata   Virginia  as  provided   herein  will   constitute  a
reorganization under the Internal Revenue Code of 1986, as amended, (B) no gain or loss will be recognized by the shareholders of Infodata upon the conversion in the merger of their existing capital stock into capital stock of Infodata Virginia, (C) the tax basis of the shares of stock of the Surviving Corporation received by the shareholders of Infodata will be the same as the tax basis of the shares of capital stock of Infodata exchanged therefor, (D) the holding period of the shares of capital stock received by the shareholders of Infodata will include the holding period of the shares of capital stock of Infodata exchanged therefor, provided that such shares of capital stock of Infodata were held as capital assets at the Effective Time of merger, (E) no gain or loss will be recognized by Infodata Virginia or Infodata as the result of the receipt by Infodata Virginia of all the assets of Infodata in exchange for shares of capital stock of Infodata Virginia and the assumption by Infodata Virginia of all the liabilities of Infodata and (F) the tax basis of the assets of Infodata acquired by Infodata Virginia pursuant to the merger will be the same as the tax basis and holding period of those assets in the hands of Infodata immediately prior to the Effective Time of the merger.

        (c) If the merger is consummated, the Surviving Corporation shall bear and pay all costs and expenses incurred by each of the Constituent Corporations. If the merger is not consummated, each Constituent Corporation shall bear and pay all costs and expenses incurred by it or on its behalf.

        (d) The Surviving Corporation, from and after the Effective Time of the merger, agrees that it may be sued and served with process in the State of New York in any proceeding for the enforcement of the rights of a Dissenting Shareholder of Infodata against the Surviving Corporation. The Surviving Corporation irrevocably appoints the Secretary of the State of New York as its agent to accept service of process in any such proceeding. The Surviving Corporation will promptly pay to the Dissenting Shareholders of Infodata the amounts, if any, to which they shall be entitled under the New York Business Corporation Law with respect to the rights of Dissenting Shareholders, provided such Dissenting Shareholders act in strict compliance with the provisions of the New York Business Corporation Law governing rights of Dissenting Shareholders in the case of a merger.

        (e) Infodata shall duly convene the 1995 Annual Meeting of Shareholders of Infodata (the "Annual Meeting") in connection with which, among other things, the approval by such shareholders of the Plan and the transactions contemplated hereby, shall be solicited. Infodata shall use its reasonable best efforts to obtain such approval. Infodata, as the sole shareholder of Infodata Virginia, shall consent in writing to the execution of this Plan promptly after the date of this Plan.


                                   ARTICLE VI
                    APPROVAL AND EFFECTIVE TIME OF THE MERGER


        (a) The merger shall become effective when all the following actions shall have been taken

               (1) The Plan shall be adopted and approved by the affirmative vote of the holders of two-thirds of the shares of Infodata capital stock outstanding at the record date of the Annual Meeting in accordance with the New York Business Corporation Law,

               (2) Articles of Merger setting forth the information required by, and executed and verified in accordance with, the New York Business Corporation Law, shall be filed in the office of the Department of State of the State of New York, and

               (3) The Plan, when executed and acknowledged in accordance with the Virginia Stock Corporation Act, shall be filed in the office of the Secretary of State of the State of Virginia (the particular time


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and date of  filing  of the Plan  with the  Secretary  of State of the  State of
Virginia being herein referred to as the "Effective Time")

        (b) The Surviving Corporation shall cause duplicate, certified copies of the Plan to be filed in the office of the Secretary of State of the State of Virginia and with the Department of State of the State of New York. If at any time the Surviving Corporation shall consider or be advised that any further assignment or assurance in law or other action is necessary or desirable to vest, perfect or confirm in the Surviving Corporation the title, or record or otherwise, to any property or rights of Infodata acquired or to be acquired by or as a result of the merger, the proper officers and directors of Infodata and the Surviving Corporation, respectively, shall be and they hereby are severally and fully authorized to execute and deliver such deeds, assignments and assurances in law and take such other action as may be necessary or proper in the name of Infodata or the Surviving Corporation to vest, perfect or confirm title to such property or rights in the Surviving Corporation and otherwise carry out the purposes of the Plan.

        (c) For the convenience of the parties and to facilitate the filing and recording of the Plan, any number of counterparts hereof may be executed, and each such counterpart shall be deemed to be an original instrument.

        (d) The Plan and the legal relations between the parties hereto shall be governed by and construed in accordance with the laws of the State of Virginia except insofar as the internal law of the State of New York shall mandatorily apply to the merger.

        (e) The Plan cannot be altered or amended except pursuant to an instrument in writing signed on behalf of the parties hereto.

        IN WITNESS WHEREOF, Infodata Virginia has caused the Plan to be signed by its Chief Executive Officer and its Secretary and its corporate seal to be affixed hereto pursuant to authorization contained in a resolution adopted by its Board of Directors approving the Plan, and Infodata has caused the Plan to be signed by its Chief Executive Officer and its Secretary and its corporate seal to be affixed hereto pursuant to authorization contained in a resolution adopted by its Board of Directors approving the Plan, all on the date first above written.

VIRGINIA INFODATA SYSTEMS INC.                     INFODATA SYSTEMS INC.
        a Virginia corporation                        a New York corporation



By HARRY KAPLOWITZ                            By   HARRY KAPLOWITZ
   ----------------------                          ---------------------
    Harry Kaplowitz                                Harry Kaplowitz
    President                                      President



    DAVID A. KARISH                                DAVID A. KARISH
    ---------------------                          ---------------------
    David A. Karish                                David A. Karish
    Senior Vice President                          Senior Vice President
    and Secretary/Treasurer                        and Secretary/Treasurer


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